Exhibit 99.1

The Crypto Company’s “Frame” Testnet Goes Live in Private Beta: Post-Quantum Layer 1 Blockchain Surpasses 7 Million Test Transactions Signed with NIST’s ML-DSA-87

Quantum-Resistant Layer 1 Blockchain Lets People and AI Agents Build, Bridge, and Trade Across Chains, Without the Friction

MALIBU, CA - September 30, 2026 (NEWMEDIAWIRE)

The Crypto Company (OTCID: CRCW) (“TCC”) today announced that the Frame testnet is now live in private beta. Frame is a quantum-resistant Layer 1 blockchain that lets people, businesses and AI agents build, bridge, and trade across chains, without the friction. At the time of release, the Frame testnet has successfully processed over 7 million quantum-resistant test transactions.

Today, each blockchain works as its own economy. Moving value between them still means trusting a bridge. Builders must choose which chain to build on, and traders face liquidity split across networks. Frame is designed to connect those separate ecosystems into a single interoperable network, so that doing business across chains feels like doing business on just one.

“Frame’s testnet going live is a real milestone, and I am excited about how far the team has come and what Frame is going to be,” said Ron Levy, Chief Executive Officer of TCC. “It is amazing to watch transactions flowing on-chain and see people lighting up when they experience for themselves what this platform really unlocks.”

Frame is built to stay safe as quantum computers advance. It is quantum-resistant from genesis, with transactions signed using ML-DSA-87, the highest-security level of NIST’s post-quantum digital signature standard (FIPS 204), which is based on CRYSTALS-Dilithium. That means Frame wallets are designed so they should not need to be migrated. Chains built before these standards may have to move their users to new wallets if quantum computers begin to threaten today’s signatures.

Frame is also built to be fast. The network is designed for settlement in under two seconds. One signature is designed to move value from one chain to another, settled by Frame’s own validators, with no third-party bridge holding the assets. Transactions are designed not to wait in a public queue, which closes the opening for front-running.

“We set out to build a Layer 1 that is quantum-resistant from genesis, and now we have one, designed for settlement in under two seconds,” said Sean Docherty, Chief Blockchain Officer of TCC. “That combination lets people and agents move across chains without waiting, and without worrying about tomorrow’s threats.”

The private testnet phase includes post-quantum transactions, Frame Wallet, Frame Names, and a decentralized exchange (DEX). Later phases on Frame’s roadmap include a mainnet launch, cross-chain unified liquidity, and the ability for individuals and businesses to build their own applications on top of Frame, reaching users and transaction volume from every connected chain.

Builders, traders, and anyone interested in Frame can join the waitlist at the recently updated https://frame.community to be notified when a testnet invitation is ready. Invitations will be sent to waitlist members as they become available. Frame’s community is also on Telegram and Discord, linked from the site.

About The Crypto Company

The Crypto Company (OTCID: CRCW) is a publicly traded company, with operating history dating back to 2017, focused on developing and operating blockchain infrastructure. TCC is completing the buildout of Frame Blockchain, a Layer 1 blockchain designed to connect fragmented blockchain ecosystems into a single interoperable network. Learn more at thecryptocompany.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Frame testnet, a future mainnet launch and later development phases, and the performance, security and adoption of the Frame network. Words such as “believes,” “expects,” “designed to,” “intends,” “anticipates,” “may,” “will” and similar expressions identify forward-looking statements. Actual results could differ materially due to a number of factors, including that testnet results may not reflect mainnet performance; TCC’s ability to complete development and launch a mainnet on the expected timeline or at all; the performance and security of Frame’s technology; adoption by users, builders and other blockchains; TCC’s ability to raise additional capital and continue as a going concern; regulatory developments; competition; and the other risks described in TCC’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this press release. TCC undertakes no obligation to update them, except as required by law.

Media Contact

The Crypto Company

Phone: 424-228-9955

Email: info@tcc.co

www.thecryptocompany.com